UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2018

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Delaware	001-38058	47-1329858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 3800 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

On February 7, 2018, Cadence Bancorporation (the “Company”) issued a press release in connection with the commencement of a proposed secondary public offering of 7,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), by Cadence Bancorp, LLC, the controlling stockholder of the Company (the “Selling Stockholder”). The underwriters will have a 30-day option to purchase up to an additional 1,050,000 shares of the Class A Common Stock from the Selling Stockholder. The Company itself is not selling any shares of Class A Common Stock and will not receive any proceeds from the proposed offering, and the offering will not change the number of shares of the Company’s Class A Common Stock that are currently outstanding. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

*****

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cadence Bancorporation dated February 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadence Bancorporation

Date: February 7, 2018	By:	/s/ Jerry W. Powell
	Name:	Jerry W. Powell
	Title:	Executive Vice President and General Counsel